                          STOCK SUBSCRIPTION AGREEMENT


     THIS AGREEMENT is effective this 3rd day of September, 1996, between Legal Research Center, Inc., a Minnesota corporation (the "Company") and Christopher
R. Ljungkull, an officer and director of the Company ("Ljungkull").

     WHEREAS, Ljungkull desires to purchase 500,000 additional shares of the Company's Common Stock (the "Shares") pursuant to the provisions of this Agreement and the Board of Directors of the Company has determined that it is in the best interests of the Company to provide Ljungkull with an opportunity to increase his ownership of the Company.

     NOW, THEREFORE, the parties agree as follows:

     1. ISSUANCE AND SALE OF THE SHARES. In consideration of the execution of a promissory note for $945,312.50 (or $1.890625 per share, the closing asked price of the Common Stock on September 4, 1996) in the form attached hereto as Exhibit A (the "Promissory Note"), the Company shall issue the Shares to Ljungkull. The Promissory Note shall be secured by a pledge of the Shares to the Company pursuant to a stock pledge agreement in the form attached hereto as Exhibit B, but shall be otherwise non-recourse to Ljungkull.

     2. REPRESENTATIONS OF LJUNGKULL. Ljungkull hereby represents and warrants to the Company that he is purchasing the Shares for investment purposes and not with a view to their redistribution or resale. He has the full power, right, legal capacity, and authority to enter into and perform his obligations under this Agreement, and no approval or consent of any third parties is necessary in connection herewith. He has had the opportunity to review the merits of the purchase of the Shares contemplated hereby with tax and legal counsel and financial advisors as deemed appropriate. Ljungkull understands that the Shares acquired pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Act"), and have not been registered under the blue sky laws of the State of Minnesota or any other state. Ljungkull understands that without such registration, the Shares may not be sold, pledged, hypothecated or otherwise transferred, except pursuant to an exemption from registration or such registration. The Shares are therefore, what is commonly referred to as "restricted stock."

     3. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


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     4.   REGISTRATION RIGHTS.  If at any time (and each time) for a period of five years from the date of repayment of the Promissory Note, the Company files a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act"), or pursuant to any other act passed after the date of this Agreement (a "Registration Statement"), which filing provides for the sale of securities of the Company to the public, or files a Regulation A Offering Statement under the Securities Act, the Company shall, subject to the provisions hereof, offer to Ljungkull the opportunity to register or qualify the Shares; provided, however, that in the case of a Regulation A Offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities that the Company wishes to qualify; and provided further that if in the good faith judgment of the managing underwriter of such offering, the inclusion of all of the Shares covered by Ljungkull's request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares by the Company, the number of shares otherwise to be included in the Registration Statement shall be reduced pro rata among the selling shareholders in such offering participating in such registration. Notwithstanding anything to the contrary, the registration rights set forth herein shall not be applicable to a registration statement on Forms S-4, S-8 or their successors or any other inappropriate forms filed by the Company with the SEC. The Company shall bear all expenses of the registration of the Shares.

     5. GOVERNING LAW. this Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                      LJUNGKULL:


                                      /s/ Christopher R. Ljungkull
                                      --------------------------------------
                                      Christopher R. Ljungkull

                                      THE COMPANY:
                                      LEGAL RESEARCH CENTER, INC.



                                      By: _________________________________

                                      Its:_________________________________

                                    EXHIBIT A

                                 PROMISSORY NOTE

$945,312.50                                                    SEPTEMBER 3, 1996

     FOR VALUE RECEIVED, CHRISTOPHER R. LJUNGKULL, hereinafter the "Obligor," promises to pay to LEGAL RESEARCH CENTER, INC., a Minnesota corporation ("LRC"), on September 2, 2003 (the "Due Date"), the principal sum of Nine Hundred Forty-Five Thousand Three Hundred Twelve and 50/100 Dollars ($945,312.50) together with interest accruing on the principal balance hereof at the rate of eight and one-half percent (8.5%) per annum. No payments of principal or interest shall be due prior to the Due Date. All payments pursuant to this Note shall be paid in lawful money of the United States at the principal office of LRC or at such other place as LRC may designate in writing.

     This Promissory Note is given as payment for the purchase, pursuant to a Stock Subscription Agreement dated of even date herewith, of 500,000 shares of Common Stock of LRC. This Note is secured by a pledge of the Shares, but is otherwise non-recourse against the Obligor. This Note may not be prepaid except in connection with a merger or acquisition of LRC or a sale of substantially all of its assets.

     This Note may not be assigned, nor the securities underlying this Note transferred, by LRC.

     Without affecting the liability of any maker, endorser or guarantor, LRC may, without notice, renew or extend the time for payment or accept partial payments. Any maker, endorser or guarantor hereby waives presentment, demand, protest or notice of intention to accelerate.

     IN WITNESS WHEREOF, the Obligor has caused this Note to be executed effective as of the date and year first above written.




                                   ____________________________________________
                                   Christopher R. Ljungkull


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                                    EXHIBIT B

                             STOCK PLEDGE AGREEMENT


     THIS AGREEMENT is made as of this 3rd day of September, 1996, by and between Legal Research Center, Inc., hereinafter referred to as "Secured Party" and Christopher R. Ljungkull, hereinafter referred to as "Debtor".

     IN CONSIDERATION of the mutual covenants and promises herein contained, the Secured Party and Debtor agree:

     1) SECURITY INTEREST. For value received, Debtor hereby grants Secured Party a security interest in 500,000 of his shares of Common Stock of Secured Party, (the shares hereinafter referred to as the "Shares"), together with all rights related thereto.

     2) OBLIGATION SECURED. The Shares shall secure payment of the indebtedness and obligations of Debtor (the "Indebtedness") under the certain Stock Subscription Agreement of the 3rd day of September, 1996, by and between the parties hereto (the "Agreement") and the certain Note (the "Note") of the 3rd day of September, 1996, issued by Debtor to Secured Party.

     3) REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Debtor represents, warrants and agrees that:

     (a) Debtor will deliver to Secured Party such certificate(s) representing the Shares, along with duly executed stock powers, in blank.

     (b) Debtor is the owner of the Shares free and clear of all liens, encumbrances, security interests, restrictions on transfer and other restrictions, except this security interest.

     (c) Debtor will keep the Shares free and clear of all liens, encumbrances, security interests and restrictions, except this security interest, will defend the Shares against all claims and demands of anyone other than Secured Party, and will not sell or otherwise dispose of the Shares or any interest therein.

     (d) Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Shares.

     (e) Debtor will deliver to Secured Party in pledge as additional security any securities distributed on account of the Shares such as stock dividends or securities arising from stock splits, reorganizations or recapitalizations. This subparagraph shall not be construed to authorize distributions if such distributions are prohibited by any other agreement between the parties.

     4) EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default:

     (a) Failure by Debtor to honor or perform any of the terms and conditions of this Stock Pledge Agreement, the Agreement or the Note between the parties hereto.

     (b) Default by Debtor in the payment when due of the principal of the Indebtedness, any installment thereto, or any interest thereon, whether at maturity, by acceleration, or otherwise.

     5) REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may give notice of Event of Default to Debtor. If said Event of Default is not cured within ten (10) days after said notice is given, the entire Indebtedness shall, at Secured Party's option, become immediately due and payable; and Secured Party may exercise and enforce with respect to the Shares any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer and sell the Shares privately to purchasers who will agree to take the Shares for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Shares, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933. If notice to Debtor of any intended disposition of the Shares or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) calendar days prior to the date of intended disposition or other action. Nothing in this Agreement shall abridge Secured Party's right to exercise or enforce any or all other rights or remedies available to Secured party by law or agreement against the Shares, against Debtor or against any other person or property.

     6) MISCELLANEOUS. Any disposition of the Shares in the manner provided in Paragraph 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and this security interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to the Shares in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping the Shares or exercises reasonable care in the selection of the bailee or other third person as custodian of the Shares, and Secured Party need not otherwise preserve, protect, insure or care for the Shares. Secured Party is not obligated to preserve any rights Debtor may have against prior parties, to realize on the Shares at all or in any particular manner or order, or to apply any cash proceeds of the Shares in any particular order of application. This

Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective successors and assigns. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota, and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said State, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Indebtedness.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                LEGAL RESEARCH CENTER, INC., SECURED PARTY



                                By:________________________________________
                                   Its:____________________________________



                                ___________________________________________
                                Christopher R. Ljungkull, Debtor